EXHIBIT 99.1


                                                                EXECUTION COPY


                          STOCKHOLDERS AGREEMENT dated as of February 6,
                    2004 (this "Agreement") among BOYD GAMING
                    CORPORATION, a Nevada corporation ("Parent"), and the individuals listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

          WHEREAS Parent, BGC, Inc., a Nevada corporation and a wholly owned subsidiary of Parent ("Sub"), and Coast Casinos, Inc., a Nevada corporation (the "Company"), propose to enter into an Agreement and Plan of Merger (in the form attached as Exhibit A hereto) to be dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

          WHEREAS each Stockholder owns the number of shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of warrants, stock options or similar instruments), being collectively referred to herein as the "Subject Shares" of such Stockholder); and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement.

          NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

          SECTION 1. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent in respect of himself as follows:

          (a) AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. The Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatever (collectively, "Liens") upon any of the Subject Shares of the Stockholder under, any provision of any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (each, a "Contract") to which the Stockholder is a party or by which any Subject Shares of the Stockholder are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any judgment, order or decree ("Judgment") or applicable statute, law (including common law), ordinance, rule or regulation ("Law") applicable to the Stockholder or the Subject Shares of the Stockholder. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign is required to be obtained or made by the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable to the Stockholder's receipt in the Merger of shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock"), (ii) such filings under the Securities Act of 1933, as amended, and such reports under the Securities Exchange Act of 1934, as amended, as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) compliance with and such filings as may be required under applicable Laws governing or relating to the current or contemplated casino and gaming activities and operations of the Company and its subsidiaries, including the rules and regulations established by the Nevada State Gaming Control Board, the Nevada Gaming Commission and the Clark County Liquor and Gaming Licensing Board. If the Stockholder is married and the Subject Shares of the Stockholder constitute community property or otherwise need spousal or other approval in order for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. The Stockholder shall execute a power of attorney in favor of the two other Stockholders with respect to the matters covered by Sections 3(a) and 3(b) in the event of incapacity of the Stockholder.

          (b) THE SUBJECT SHARES. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite the Stockholder's name on Schedule A attached hereto, free and clear of any Liens. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite the Stockholder's name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement. The Stockholder further represents that any proxies heretofore given in respect of the Stockholder's Subject Shares are revocable, and represents and declares that all such proxies are hereby revoked.

          SECTION 2. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to each Stockholder as follows: Parent has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and consummation by Parent of the transactions contemplated hereby and compliance by Parent with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Liens upon any of the properties or assets of Parent under, any provision of any Contract to which Parent is a party or by which any properties or assets of Parent are bound or any provision of any Judgment or applicable Law applicable to Parent or the properties or assets of Parent.

          SECTION 3. COVENANTS OF EACH STOCKHOLDER. Each Stockholder, severally and not jointly, covenants and agrees as follows:

          (a) (1) At any meeting of the stockholders of the Company called to vote upon the Merger and the Merger Agreement or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, the Stockholder shall, including by executing a written consent if requested by Parent, vote (or cause to be voted) the Subject Shares of the Stockholder in favor of the Merger and the Merger Agreement.

          (2) IRREVOCABLE PROXY The Stockholder hereby irrevocably grants to, and appoints, Parent, William S. Boyd and William R. Boyd, or any of them, and any individual designated in writing by any of them, and each of them individually, as the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares of the Stockholder, or grant a consent or approval in respect of the Subject Shares of the Stockholder in a manner consistent with this Section 3. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3(a) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355(5) of the Nevada Revised Statutes. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of Sections 3(a) and 3(b).

          (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval (including by written consent) is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares of the Stockholder against, and shall not consent to (and shall cause the Subject Shares of the Stockholder not to be consented to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, joint venture, binding share exchange, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company,
(ii) any Company Takeover Proposal (as defined in Section 5.02(e) of the Merger Agreement) or (iii) any amendment of the articles of incorporation or by-laws of the Company or other proposal, action or transaction involving the Company or any of its stockholders, which amendment or other proposal, action or transaction would reasonably be expected to in any manner impede, frustrate, interfere with, delay, prevent or nullify any provision of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of any class of capital stock of the Company (collectively, "Frustrating Transactions"). The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

          (c) The Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of any Subject Shares or any interest therein, to any person (other than, if the transactions contemplated by the Merger Agreement are consummated, by operation of law in the Merger), (ii) other than pursuant to the express terms of this Agreement, enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares or (iii) take any action which would, or could reasonably be expected to result in a diminution of the voting power represented by any Subject Shares, and shall not commit or agree to take any of the foregoing actions.

          (d) The Stockholder shall not, nor shall he authorize or permit any employee of, or any investment banker, attorney or other adviser or representative of, the

Stockholder to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries with respect to a potential Company Takeover Proposal or Frustrating Transaction or the submission of any Company Takeover Proposal or Frustrating Transaction, (ii) enter into any agreement with respect to any Company Takeover Proposal or Frustrating Transaction or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in any effort or attempt by any person with respect to, any Company Takeover Proposal or Frustrating Transaction. The Stockholder promptly shall advise Parent orally and in writing of any Company Takeover Proposal or Frustrating Transaction or inquiry made to the Stockholder with respect to or that would reasonably be expected to lead to a Company Takeover Proposal or Frustrating Transaction, the identity of the person making or initiating any such Company Takeover Proposal, Frustrating Transaction or inquiry and the material terms of any such Company Takeover Proposal, Frustrating Transaction or inquiry. The Stockholder shall keep Parent informed of the status and details (including amendments or proposed amendments) of any such Company Takeover Proposal, Frustrating Transaction or inquiry.

          (e) The Stockholder shall not, nor shall the Stockholder authorize or permit any investment banker, attorney or other adviser or representative of, the Stockholder to, issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, the Merger or any other transactions contemplated by this Agreement or the Merger Agreement without the prior written consent of Parent, except as may be required by applicable law.

          (f) The Stockholder shall use his reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most reasonably expeditious manner practicable, the transactions contemplated by this Agreement.

          (g) The Stockholder hereby waives any rights to dissent from the Merger that the Stockholder may have, and agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company (or any of its respective successors) relating to the negotiation, execution and delivery of this Agreement or the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated in this Agreement or the Merger Agreement.

          (h) As soon as practicable after the date of this Agreement and in any event prior to the Effective Time (as defined in Section 1.03 of the Merger Agreement), each of Michael J. Gaughan and Franklin Toti shall enter into a stockholders agreement, in form and substance mutually satisfactory to Parent and each such Stockholder, regarding certain restrictions on the transfer by each such Stockholder of the shares of Parent Common Stock received by such Stockholder in the Merger.

          SECTION 4. TERMINATION. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement pursuant to Section 8.01(a), 8.01(b)(ii), 8.01(b)(iv), 8.01(d) or 8.01(e) thereof, provided that (i) the Company is not in breach of any of its obligations under the Merger Agreement and (ii) none of the Stockholders are in breach of any of their obligations under this Agreement, and (c) two years after the date of this Agreement.

          SECTION 5. ADDITIONAL MATTERS. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          No Stockholder makes (or shall be deemed to have made) any agreement or understanding herein in his capacity as a director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his capacity as the record holder and beneficial owner of the Stockholder's Subject Shares and nothing herein, including the provisions of Section 3(d), shall limit or affect any actions taken by a Stockholder in his capacity as an officer or director of the Company or require any Stockholder to take any action in his capacity as an officer or director of the Company.

          SECTION 6. GENERAL PROVISIONS.

          (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of Parent and each Stockholder affected by such amendment.

          (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with
Section 9.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

          (c) INTERPRETATION. When a reference is made in this Agreement to a Section or Subsection, such reference shall be to a Section of this Agreement unless otherwise reasonably indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.. Each party need not sign the same counterpart.

          (f) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement
(i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (g) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by Parent without the prior written consent of each Stockholder or by any Stockholder without the prior written consent of Parent, and any purported assignment without such consent shall be void. Subject to the preceding sentence of this Section 6(h), this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns.

          (i) ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Nevada state court or any Federal court located in the County of Clark in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Nevada state court or any Federal court located in the County of Clark in the State of Nevada in the event any dispute arises out of this Agreement or any Transaction, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than a Nevada state court or any Federal court sitting in the County of Clark in the State of Nevada and

(iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated hereby.



        [The remainder of this page has been left blank intentionally.
                           Signature page follows.]

          IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

                                        BOYD GAMING CORPORATION,

                                         by
                                             /s/ William S. Boyd
                                             -------------------
                                             Name:  William S. Boyd
                                             Title: Chairman and Chief
                                                    Executive Officer


                                        STOCKHOLDERS:

                                        /s/ Michael J. Gaughan
                                        ----------------------
                                        Name: Michael J. Gaughan

                                             /s/ Martha Paula Gaughan
                                             ------------------------
                                             Spouse: Martha Paula Gaughan

                                        /s/ Franklin Toti
                                        -----------------
                                        Name: Franklin Toti

                                             /s/ Mary Jean Toti
                                             ------------------
                                             Spouse: Mary Jean Toti

                                        /s/ Jerry Herbst
                                        ----------------
                                        Name: Jerry Herbst

                                             /s/ Maryanna Herbst
                                             -------------------
                                             Spouse: Maryanna Herbst

                                  SCHEDULE A


             Name and Address           Number of Shares of Company
              of Stockholder                Common Stock Owned
              --------------                ------------------

             Michael J. Gaughan                 453,928.97
             Jerry Herbst                       265,488.08
             Franklin Toti                       99,776.47

               EXHIBIT A - FORM OF AGREEMENT AND PLAN OF MERGER
               ---------

                                (See attached)

                                                        [CS&M Draft--02/06/04]





   =========================================================================




                         AGREEMENT AND PLAN OF MERGER



                         Dated as of February 6, 2004,



                                     Among



                           BOYD GAMING CORPORATION,



                                   BGC, INC.



                                      and



                              COAST CASINOS, INC.




   =========================================================================

                               TABLE OF CONTENTS

                                                                          Page

                                  ARTICLE I

SECTION 1.02. Closing.........................................................1
SECTION 1.03. Effective Time..................................................2
SECTION 1.04. Effects.........................................................2
SECTION 1.05. Articles of Incorporation and By-laws...........................2
SECTION 1.06. Directors.......................................................3
SECTION 1.07. Officers........................................................3


                                  ARTICLE II

         EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

SECTION 2.01. Effect on Capital Stock.........................................3
SECTION 2.02. Exchange of Certificates........................................6
SECTION 2.03. Elections......................................................10


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01. Organization, Standing and Power...............................12
SECTION 3.02. Company Subsidiaries; Equity Interests.........................12
SECTION 3.03. Capital Structure..............................................12
SECTION 3.04. Authority; Execution and Delivery; Enforceability..............14
SECTION 3.05. No Conflicts; Consents.........................................15
SECTION 3.06. Company SEC Documents; Undisclosed Liabilities.................16
SECTION 3.07. Information Supplied...........................................17
SECTION 3.08. Absence of Certain Changes or Events...........................17
SECTION 3.09. Taxes..........................................................18
SECTION 3.10. Absence of Changes in Benefit Plans............................21
SECTION 3.11. ERISA Compliance; Excess Parachute Payments....................22
SECTION 3.12. Litigation.....................................................24

SECTION 3.13. Compliance with Applicable Laws................................25
SECTION 3.14. Assets Other than Real Property Interests......................25
SECTION 3.15. Real Property..................................................26
SECTION 3.16. Labor Matters..................................................26
SECTION 3.17. Contracts......................................................27
SECTION 3.18. Environmental Matters..........................................29
SECTION 3.19. Intellectual Property..........................................30
SECTION 3.20. Brokers; Schedule of Fees and Expenses.........................31
SECTION 3.21. Opinion of Financial Advisor...................................31


                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

SECTION 4.01. Organization, Standing and Power...............................31
SECTION 4.02. Sub; Parent Subsidiaries.......................................32
SECTION 4.03. Capital Structure..............................................32
SECTION 4.04. Authority; Execution and Delivery; Enforceability..............33
SECTION 4.05. No Conflicts; Consents.........................................34
SECTION 4.06. Parent SEC Documents; Undisclosed Liabilities..................34
SECTION 4.07. Information Supplied...........................................35
SECTION 4.08. Absence of Certain Changes or Events...........................36
SECTION 4.09. Litigation.....................................................36
SECTION 4.10. Compliance with Applicable Laws................................36
SECTION 4.11. Brokers; Schedule of Fees and Expenses.........................36


                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.01. Conduct of Business............................................37
SECTION 5.02. No Solicitation................................................40


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

SECTION 6.01. Preparation of the Form S-4 and the Joint Proxy
                  Statement; Stockholders Meetings...........................42
SECTION 6.02. Access to Information; Confidentiality.........................44

SECTION 6.03. Reasonable Efforts; Notification...............................44
SECTION 6.04. Company Stock Options..........................................46
SECTION 6.05. Benefit Plans..................................................47
SECTION 6.06. Indemnification................................................48
SECTION 6.07. Fees and Expenses..............................................49
SECTION 6.08. Public Announcements...........................................49
SECTION 6.09. Transfer Taxes.................................................49
SECTION 6.10. Affiliates.....................................................50
SECTION 6.11. Stock Exchange Listing.........................................50
SECTION 6.12. Tax Treatment..................................................50
SECTION 6.13. Stockholder Litigation.........................................50
SECTION 6.14. Parent Board...................................................50


                                  ARTICLE VII

                             CONDITIONS PRECEDENT

SECTION 7.01. Conditions to Each Party's Obligation To Effect The
                  Merger.....................................................51
SECTION 7.02. Conditions to Obligations of Parent and Sub....................52
SECTION 7.03. Conditions to Obligation of the Company........................53
SECTION 7.04. Frustration of Closing Conditions..............................54


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination....................................................54
SECTION 8.02. Effect of Termination..........................................55
SECTION 8.03. Amendment......................................................55
SECTION 8.04. Extension; Waiver..............................................56
SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver......56


                                  ARTICLE IX

                              GENERAL PROVISIONS

SECTION 9.01. Nonsurvival of Representations and Warranties..................56
SECTION 9.02. Notices........................................................56
SECTION 9.03. Definitions....................................................57
SECTION 9.04. Interpretation; Disclosure Letters.............................58

SECTION 9.05. Severability...................................................58
SECTION 9.06. Counterparts; Facsimile........................................59
SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries.................59
SECTION 9.08. Governing Law..................................................59
SECTION 9.09. Assignment.....................................................59
SECTION 9.10. Enforcement....................................................59

                          AGREEMENT AND PLAN OF MERGER dated as of February 6,
                    2004, among BOYD GAMING CORPORATION, a Nevada corporation ("Parent"), BGC, INC., a Nevada corporation and a wholly owned subsidiary of Parent ("Sub"), and COAST CASINOS, INC., a Nevada corporation (the "Company").


          WHEREAS the respective Boards of Directors of Sub and the Company have (i) approved the merger (the "Merger") of the Company into Sub on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") not owned by Parent, Sub or the Company shall be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c)(4)) and (ii) adopted this Agreement; and Parent, as the sole stockholder of Sub, has approved this Agreement;

          WHEREAS Parent and certain stockholders of the Company (the "Principal Company Stockholders") have entered into an agreement (the "Stockholders Agreement") pursuant to which the Principal Company Stockholders have agreed to take specified actions in furtherance of the Merger;

          WHEREAS for Federal income tax purposes it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, the parties hereto agree as follows:



                                   ARTICLE I

                                  THE MERGER

          SECTION 1.01. THE MERGER. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (the "NRS"), the Company shall be merged with and into Sub at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation"). At the election of Parent, any direct subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing. The Merger, the payment of cash in connection with the Merger, the issuance by Parent of shares of common stock, par value $0.01 per share, of Parent ("Parent

Common Stock") in connection with the Merger (the "Share
Issuance") and the other transactions contemplated by this Agreement and the Stockholders Agreement are referred to in this Agreement as the "Transactions".

          SECTION 1.02. CLOSING. The closing (the "Closing") of the Merger shall take place at the offices of Gibson, Dunn & Crutcher LLP (Los Angeles office) at 2:00 p.m., Pacific Coast time, on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05(a)), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

          SECTION 1.03. EFFECTIVE TIME. Prior to the Closing, Parent shall prepare, and on the Closing Date the Surviving Corporation shall file with the Secretary of State of the State of Nevada, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the NRS and shall make all other filings or recordings required under the NRS. The Merger shall become effective at such time as the Articles of Merger are duly filed with such Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

          SECTION 1.04. EFFECTS. The Merger shall have the effects set forth in Section 92A.250 of the NRS.

          SECTION 1.05. ARTICLES OF INCORPORATION AND BY-LAWS. (a) The Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. The Articles of Incorporation of the Surviving Corporation shall be amended at the Effective Time so that Article I thereof reads in its entirety as follows:

                                      I.

                  The name of the corporation is as follows:

                              COAST CASINOS, INC.

          (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          SECTION 1.06. DIRECTORS. The directors of Sub immediately prior to the Effective Time, together with Michael J. Gaughan, shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.



                                  ARTICLE II

                      EFFECT ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          SECTION 2.01. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall continue to be outstanding as one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (b) CANCELATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is owned by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no cash, Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (c) CONVERSION OF COMPANY COMMON STOCK. (1) Subject to Section 2.02(e), each issued and outstanding share of Company Common Stock held by Michael J. Gaughan and each issued and outstanding share of Company Common Stock held by Franklin Toti shall be converted into the right to receive 32.80 (the "Fixed Exchange Ratio") fully paid and nonassessable shares of Parent Common Stock.

          (2) Each issued and outstanding share of Company Common Stock held by Jerry Herbst shall be converted into the right to receive $550 in cash.

          (3) Subject to Sections 2.01(b), 2.01(d) and 2.02(e), each issued and outstanding share of Company Common Stock held by stockholders of the Company other than those stockholders named in Sections 2.01(c)(1) and 2.01(c)(2) shall be converted into the right to receive, at the election of the holder thereof, one of the following (as adjusted pursuant to Section 2.01(e)):

               (i) for each such share of Company Common Stock with respect to which an election to receive stock consideration (a "Stock Election") has been effectively made, and not revoked or lost, pursuant to Section 2.03 (each, an "Electing Share"), the right to receive 32.80 (subject to adjustment as provided in Section 2.01(e), the "Variable Exchange Ratio") fully paid and nonassessable shares of Parent Common Stock (the "Stock Election Amount"); and

               (ii) for each such share of Company Common Stock other than Electing Shares (each, a "Non-Electing Share"), the right receive $550 in cash (subject to adjustment as provided in Section 2.01(e), the "Cash Election Price"), and each stockholder of the Company that holds Non-Electing Shares shall be deemed to have made a cash election (a "Cash Election") with respect to such Non-Electing Shares.

          (4) The cash payable, and the shares of Parent Common Stock to be issued, upon the conversion of shares of Company Common Stock pursuant to this
Section 2.01(c), and any cash payable in lieu of fractional shares of Parent Common Stock as contemplated by Section 2.02(e), are referred to collectively as "Merger Consideration". As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

          (5) Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the outstanding shares of the Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, each of the Fixed Exchange Ratio and the Variable Exchange Ratio shall be correspondingly adjusted.

          (d) DISSENTER RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares ("Dissenter Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment for such Dissenter Shares pursuant to, and who complies in all respects with, Sections 92A.300 through 92A.500 of the NRS (the "Dissenter Rights") shall not be converted into Merger Consideration as provided in Section 2.01(c)(3), but rather the holders of Dissenter Shares shall be entitled to payment for such Dissenter Shares in accordance with the Dissenter Rights; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment under the Dissenter Rights, then the right of such holder to be paid in accordance with the Dissenter Rights shall cease and such Dissenter Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c)(3). The Company shall serve prompt notice to Parent of any written notice of intent to demand payment, or any written demand for payment, received by the Company in respect of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          (e) PRORATION. Notwithstanding anything in this Agreement to the contrary: (1) the maximum aggregate number of shares of Parent Common Stock to be issued pursuant to Section 2.01(c)(3)(i) shall not exceed 1,009,194 (the "Target Stock Amount"), and the maximum aggregate amount of cash to be paid pursuant to Section 2.01(c)(3)(ii) shall not exceed $336,170,274.88 (the "Cash Cap"); provided, however, that if, on the date specified in the first sentence of Section 1.02 (the "Date of Determination"), the opinions of counsel referred to in Sections 7.02(e) and 7.03(d) would not be delivered solely by reason of the average sale price of a share of Parent Common Stock on The New York Stock Exchange (the "NYSE") on the Date of Determination, then the Target Stock Amount (and the Variable Exchange Ratio) shall be increased, and the Cash Cap (and the Cash Election Price) shall be decreased, in each case by an amount sufficient to provide that, on the Closing Date, 40% of the aggregate value of all Merger Consideration to be issued or paid pursuant to Section 2.01(c) shall consist of shares of Parent Common Stock (the value of such shares of Parent Common Stock being the average sale price of a share of Parent Common Stock on the NYSE on the Date of Determination) and that the value of the Merger Consideration payable in respect of each share of Company Common Stock exchanged in accordance with Section 2.01(c)(3) shall be in an amount equal to $550 (such increase in the Target Stock Amount (and the Variable Exchange Ratio) and such decrease in the Cash Cap (and the Cash Election Price), the "Merger Consideration Adjustment"); provided further, however, that if the Target Stock Amount following the application of the Merger Consideration Adjustment would exceed 7,838,462 shares of Parent Common Stock (such 7,838,462 shares of Parent Common Stock, the "Stock Cap"), then Parent shall have the right to terminate this Agreement in accordance with
Section 8.01(e);

          (2) in the event that the aggregate number of shares of Parent Common Stock requested in Stock Elections received by the Exchange Agent in accordance with Section 2.01(c)(3)(i) exceeds the Target Stock Amount (as may be adjusted in accordance with this Agreement), then the Electing Shares shall be converted into the right to receive the Stock Election Amount in accordance with Section 2.01(c)(3)(i) in the following manner:

               (i) a stock proration factor (the "Stock Proration Factor") shall be determined by dividing (A) the quotient of the Target Stock Amount divided by the Variable Exchange Ratio (as may be adjusted in accordance with this Agreement) by (B) the total number of Electing Shares;

               (ii) the number of Electing Shares covered by any Stock Election which will actually be converted into the right to receive the Stock Election Amount shall be equal to the product (rounded up to the nearest whole number) obtained by multiplying the Stock Proration Factor by the total number of Electing Shares covered by such Stock Election; and

               (iii) all Electing Shares, other than those shares converted into the right to receive the Stock Election Amount in accordance with Section 2.01(e)(2)(ii), shall be converted into the right to receive cash as if such shares were Non-Electing Shares in accordance with Section 2.01(c)(3)(ii); and

          (3) in the event that the aggregate amount of cash to be paid to Non-Electing Shares pursuant to Section 2.01(c)(3)(ii) exceeds the Cash Cap (as may be adjusted in accordance with this Agreement), then the Non-Electing Shares shall be converted into the right to receive the Cash Election Price in accordance with Section 2.01(c)(3)(ii) in the following manner:

               (i) a cash proration factor (the "Cash Proration Factor") shall be determined by dividing (A) the quotient of the Cash Cap (as may be adjusted in accordance with this Agreement) divided by the Cash Election Price by (B) the total number of Non-Electing Shares;

               (ii) the number of Non-Electing Shares covered by any Cash Election which will actually be converted into the right to receive the Cash Election Price shall be equal to the product (rounded up to the nearest whole number) obtained by multiplying the Cash Proration Factor by the total number of Non-Electing Shares covered by such Cash Election; and

               (iii) all Non-Electing Shares, other than those shares converted into the right to receive the Cash Election Price in accordance with Section 2.01(e)(3)(ii), shall be converted into the right to receive shares of Parent Common Stock as if such shares were Electing Shares in accordance with Section 2.01(c)(3)(i).

          SECTION 2.2. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. As soon as practicable following the date of this Agreement and in any event not less than three days prior to dissemination of the Joint Proxy Statement (as defined in Section 6.01) to the stockholders of the Company and Parent, Parent shall select a bank or trust company reasonably satisfactory to the Company to act as exchange agent (the "Exchange Agent") for payment of Merger Consideration upon surrender of certificates representing Company Common Stock. Promptly following the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article II, through the Exchange Agent (i) certificates representing the maximum number of shares of Parent Common Stock issuable and (ii) 80% of the maximum amount of cash consideration payable, in each case, pursuant to
Section 2.01(c) in exchange for outstanding shares of Company Common Stock. In addition, Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Exchange Agent on a timely basis, as and when needed after the Effective Time, the remaining amount of cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01 (such shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). For the purposes of such deposit, Parent shall assume that there will not be any fractional shares of Parent Common Stock. Parent shall make available to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 2.02(e). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. The Exchange Fund may not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash, if any, and the number of whole shares of Parent Common Stock, if any, which the aggregate number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to Section 2.01(c) into the right to receive, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01(c). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any Certificate formerly representing Company Common Stock with respect to the shares of Parent Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the surrender of such Certificate in accordance with this
Article II. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid (and issued) in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid (and issued) in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (e) NO FRACTIONAL SHARES. (1) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.01(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. For purposes of this Section 2.02(e), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

          (2) Except as otherwise provided in Section 2.02(e)(3), in lieu of any such fractional shares, each holder of Company Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Parent Common Stock to which such holder is entitled under Section 2.01(c) (or would be entitled but for this Section 2.02(e)) and (B) an amount equal to the average of the closing sale prices for the Parent Common Stock on the NYSE, as reported in The Wall Street Journal, Northeastern edition, for each of the ten consecutive trading days ending with the second complete trading day prior to the Effective Time.

          (3) Notwithstanding anything in this Agreement to the contrary, in the event that a Merger Consideration Adjustment is made in accordance with
Section 2.01(e)(1), each holder of Company Common Stock who would otherwise be entitled, upon application of the Merger Consideration Adjustment, to a fractional share in accordance with this Section 2.02(e) shall not receive cash in lieu of such fractional share but instead shall be entitled only to receive one whole share of Parent Common Stock in lieu of such fractional share.

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this
Article II shall thereafter look only to Parent and the Surviving Corporation for payment of its claim for Merger Consideration and any applicable dividends or distributions with respect to any Parent Common Stock constituting Merger Consideration as provided in Section 2.02(c).

          (g) NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any cash or any shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05(b)), any such cash, shares, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (i) WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Surviving Corporation will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

          (j) INCOME TAX TREATMENT. It is intended by the parties hereto that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

          SECTION 2.03. ELECTIONS. (a) Each person who, on or prior to the Election Date referred to in paragraph (b) below, is a record holder of shares of Company Common Stock shall be entitled, with respect to all or any portion of such shares, to make an unconditional Stock Election on or prior to such Election Date, on the basis hereinafter set forth.

             (b) Parent shall prepare a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of Election") and shall be mailed with the Joint Proxy Statement (as defined in Section 6.01(a)) to the record holders of Company Common Stock as of the record date for the Company Stockholders Meeting (as defined in Section 6.01(d)), which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to elect to receive the Stock Election Amount for any or all shares of Company Common Stock held by such holder. The Company shall use all reasonable efforts to make the Form of Election and the Joint Proxy Statement available to all persons who become record holders of Company Common Stock during the period between such record date and the Election Date. Any such holder's election to receive the Stock Election Amount shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., Pacific Coast time, on the business day (the "Election Date") immediately preceding the date of the Company Stockholders Meeting, a Form of Election properly completed and signed and accompanied by Certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or accompanied by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within three NYSE trading days after the date of execution of such guarantee of delivery). Failure to deliver Certificates covered by any guarantee of delivery within three NYSE trading days after the date of execution of such guarantee of delivery shall be deemed to invalidate any otherwise properly made Stock Election.

          (c) Any Form of Election may be revoked, by the stockholder who submitted such Form of Election to the Exchange Agent, only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., Pacific Coast time, on the Election Date or (ii) after such time, if (and only to the extent that) the Exchange Agent is legally required to permit revocations and only if the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Merger has been abandoned. If a Form of Election is revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

          (d) The determination of the Exchange Agent in its sole discretion shall be binding as to whether or not elections to receive the Stock Election Amount have been properly made or revoked pursuant to this Section 2.03 with respect to shares of Company Common Stock and when elections and revocations were received by it. If no Form of Election is received with respect to shares of Company Common Stock, or if the Exchange Agent determines that any election to receive the Stock Election Amount was not properly made with respect to shares of Company Common Stock, such shares shall be treated by the Exchange Agent as Non-Electing Shares at the Effective Time, and such shares shall be converted into the right to receive the Cash Election Price in accordance with
Section 2.01(c)(3)(ii). The Exchange Agent shall also make all computations as to the proration contemplated by Section 2.01(e), and absent manifest error any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. The Exchange Agent may, with the mutual agreement of Parent and the Company, make such rules as are consistent with this Section
2.03 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as expressly set forth in that certain letter (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates and such other Sections or Subsections of this Agreement to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other Section or Subsection readily apparent), dated as of the date of this Agreement, from the Company to Parent and Sub (the "Company Disclosure Letter") or in any Company SEC Document (as defined in Section 3.06) filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), the Company represents and warrants to Parent and Sub that:

          SECTION 3.01. ORGANIZATION, STANDING AND POWER. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate or limited liability company power and authority to conduct its businesses as presently conducted. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary or the failure to so qualify, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in Section 9.03). The Company has delivered to Parent true and complete copies of the articles of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the by-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended to the date of this Agreement.

          SECTION 3.02. COMPANY SUBSIDIARIES; EQUITY INTERESTS. (a) Section 3.02(a) of the Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization or formation. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

          (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          SECTION 3.03. CAPITAL STRUCTURE. (a) The authorized capital stock of the Company consists of 75,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share. At the close of business on February 5, 2004, (i) 1,461,177.94 shares of Company Common Stock were issued and outstanding, (ii) 33,775 shares of Company Common Stock were held by the Company in its treasury and (iii) 35,415 shares of Company Common Stock were subject to outstanding Company Employee Stock Options (as defined in Section 6.04(d)) and no additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plan (as defined in Section 6.04(d)). Except as set forth above, at the close of business on February 5, 2004, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding, and since February 5, 2004, no shares of capital stock or other voting securities of the Company were issued by the Company, except for shares of Company Common Stock issued upon the exercise of Company Employee Stock Options outstanding as of February 5, 2004. There are no outstanding stock appreciation rights linked to the price of Company Common Stock and granted under the Company Stock Plan or otherwise. All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NRS, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05(a)) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Common Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

          (b) Section 3.03(b) of the Company Disclosure Letter sets forth a true, complete and correct list of all outstanding Company Employee Stock Options, the number of shares of Company Common Stock subject to each such Company Employee

Stock Option, the grant dates, expiration dates and vesting schedule of each such Company Employee Stock Option and the names of the holders of each Company Employee Stock Option. All outstanding Company Employee Stock Options are evidenced by the Company Employee Stock Option agreements set forth in
Section 3.03(b) of the Company Disclosure Letter, and no Company Employee Stock Option agreement contains terms that are inconsistent with, or in addition to, the terms contained therein. Each Company Employee Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies and the exercise price of each other Company Employee Stock Option is not less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Employee Stock Option.

          SECTION 3.04. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other Transactions to be performed or consummated by the Company in accordance with the terms of this Agreement. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions to be performed or consummated by the Company in accordance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval (as defined in Section 3.04(c)). The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery of this Agreement by Parent and Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b) The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, duly [and unanimously] adopted resolutions (i) adopting this Agreement and approving the Merger and the other Transactions to be performed or consummated by the Company in accordance with the terms of this Agreement, (ii) determining that the terms of the Merger and the other Transactions to be performed or consummated by the Company in accordance with the terms of this Agreement are fair to and in the best interests of the Company and its stockholders, (iii) directing that this Agreement be submitted to a vote at the Company Stockholders Meeting and (iv) recommending that the Company's stockholders approve this Agreement. The Company hereby confirms that (A) the Company does not qualify as a "resident domestic corporation", as such term is defined in Section 78.427 of the NRS and used in Sections 78.438 through 78.444 of the NRS, and (B) to the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any other Transaction to be performed or consummated by the Company in accordance with the terms of this Agreement.

          (c) The only vote of holders of any class or series of the capital stock of the Company necessary to approve this Agreement and the Merger is the approval of this Agreement by a majority of the voting power of the holders of the outstanding Company Common Stock (the "Company Stockholder Approval"). The affirmative vote of the holders of Company Common Stock, or any of them, is not necessary to consummate any Transaction to be performed or consummated by the Company in accordance with the terms of this Agreement other than the Merger.

          SECTION 3.05. NO CONFLICTS; CONSENTS. (a) The execution and delivery by the Company of this Agreement do not, and the consummation by the Company of the Merger and the other Transactions to be performed or consummated by the Company in accordance with the terms of this Agreement and compliance by the Company with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger and the other Transactions to be performed or consummated by the Company in accordance with the terms of this Agreement, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) the Joint Proxy Statement and (B) such reports under, or other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the other Transactions to be performed or consummated by the Company in accordance with the terms of this Agreement, (iii) the filing of the

Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) compliance with and such filings as may be required under applicable Environmental Laws (as defined in Section 3.18(g)), (v) compliance with and such filings as may be required under applicable Gaming Laws (as defined in Section 3.13(b)) (including those promulgated by the Nevada Gaming Authorities (as defined in Section 3.13(b)), (vi) such filings as may be required in connection with the Taxes described in Section 6.09 and (vii) such other items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.06. COMPANY SEC DOCUMENTS; UNDISCLOSED LIABILITIES. (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 2003 pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "Company SEC Documents").

          (b) As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Filed Company SEC Document has been revised or superseded by a later filed Filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c) Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (d) The effectiveness of any additional SEC disclosure requirement that, as of the date of this Agreement, have been formally proposed that are not yet in effect, is not expected by the Company to lead to any material change in the Company's disclosures as set forth in the Filed Company SEC Documents.

          (e) None of the Company Subsidiaries is, or has at any time since January 1, 2002 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

          SECTION 3.07. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the Share Issuance (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or Parent's stockholders or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting (as defined in Section 6.01(e)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

          SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

          (i) any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

          (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock or any repurchase for value by the Company of any Company Common Stock;

          (iii) any split, combination or reclassification of any Company Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock;

          (iv) (A) any granting by the Company or any Company Subsidiary to any Participant (as defined in Section 3.10(a)) of any loan or any increase in compensation, benefits, perquisites or any bonus or award, except in the ordinary course of business consistent with prior practice,
     (B) any payment of any bonus to any Participant or (C) any granting by the Company or any Company Subsidiary to any such Participant of any increase in severance, change in control or termination pay or benefits, in each case, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents;

          (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect;

          (vi) any change in accounting methods, principles or practices by the Company or any Company Subsidiary, except insofar as may have been required by a change in GAAP;

          (vii) any material elections with respect to Taxes (as defined in Section 3.09) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund;

          (viii) any revaluation by the Company or any Company Subsidiary of any of the material assets of the Company or any Company Subsidiary; or

          (ix) any other action or inaction by the Company or any Company Subsidiary that would have violated Section 5.01(a) if taken after the date of this Agreement.

          SECTION 3.09. TAXES. (a) As used in this Agreement:

          "TAXES" shall mean all (i) Federal, state and local, domestic and foreign, taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, employment, excise, property, net worth, capital gains, transfer, stamp, documentary, social security, payroll, environmental, alternative minimum, occupation, recapture and other taxes, and including any interest, penalties and additions imposed with respect to such amounts; (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group; and (iii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii).

          "TAXING AUTHORITY" shall mean any Federal, state or local, domestic or foreign, governmental body (including any subdivision, agency or commission thereof), or any quasi-governmental body, in each case, exercising regulatory authority in respect of Taxes.

          "TAX RETURN" shall mean all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

          (b) The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Federal, state and local, domestic and foreign, income and franchise Tax Returns and all other Tax Returns required to be filed by or on behalf of the Company and each Company Subsidiary in the manner prescribed by applicable law. All such Tax Returns are complete and correct in all material respects. The Company and each Company Subsidiary has timely paid (or Company has paid on any Company Subsidiary's behalf) all Taxes due from it with respect to the taxable periods covered by such Tax Returns and all other Taxes for which the Company and each Company Subsidiary is or might otherwise be liable, and, in accordance with GAAP, the most recent financial statements contained in the Filed Company SEC Documents reflects an adequate reserve for all Taxes payable by the Company and each Company Subsidiary for all taxable periods and portions thereof through the date of such balance sheet. Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any Tax Return which Tax Return has not yet been filed. Neither the Company nor any Company Subsidiary has any liability for any Taxes of any person other than itself or any other affiliated group of which the Company is the parent (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of Federal, state or local, domestic or foreign, law), (ii) as a transferee or successor or (iii) by contract or otherwise.

          (c) No Federal, state or local, domestic or foreign, Tax Return of the Company or any Company Subsidiary is under audit or examination by any Taxing Authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any Company Subsidiary. Each material deficiency resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any Company Subsidiary. No issues relating to Taxes were raised by the relevant Taxing Authority during any presently pending audit or examination, and no issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that would reasonably be expected to recur in a later taxable period. The Company has delivered to Parent documents setting forth the dates of the most recent audits or examinations, if any, of the Company or any Company Subsidiary by any Taxing Authority in respect of Federal, state and local, domestic and foreign, Taxes for all taxable periods for which the statute of limitations has not yet expired. The Tax Returns of the Company and each Company Subsidiary have been examined by the Internal Revenue Service or other relevant Taxing Authority or the relevant statute of limitations has closed with respect to any Federal, state and local, domestic and foreign, Tax Returns for all years through 1999.

          (d) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes and no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company or any Company Subsidiary.

          (e) No material Liens for Taxes exist with respect to any assets or properties of the Company or any Company Subsidiary, except for statutory liens for Taxes not yet due.

          (f) Except for agreements among the Company and any Company Subsidiary, copies of which have been delivered to Parent, neither the Company nor any Company Subsidiary is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

          (g) The Company and each Company Subsidiary has complied in all material respects with all applicable statutes, ordinances, laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local, domestic or foreign, laws) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable Law.

          (h) Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code or made an election under Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

          (i) Neither the Company nor any Company Subsidiary has ever (i) made an election under Section 1362 of the Code to be treated as an S corporation for Federal income tax purposes or (ii) made a similar election under any comparable provision of any Federal, state, local, domestic or foreign, tax Law.

          (j) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code within the two-year period ending on the date of this Agreement.

          (k) Neither the Company nor any Company Subsidiary is, or has ever been, a personal holding company within the meaning of Section 542 of the Code or a foreign personal holding company within the meaning of Section 552 of the Code.

          SECTION 3.10. ABSENCE OF CHANGES IN BENEFIT PLANS. (a) From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, neither the Company nor any Company Subsidiary has terminated, adopted, amended, modified or agreed to amend or modify (or announced an intention to amend or modify) any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other welfare benefit or other plan, program, arrangement or understanding, whether oral or written, formal or informal, funded or unfunded (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any Company Subsidiary or any other person or entity that, together with the Company or any Company Subsidiary, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former employee, officer, director or independent contractor of the Company or any Company Subsidiary (each, a "Participant") and whether or not subject to United States law (collectively, "Company Benefit Plans") or has made any change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan that is a Company Pension Plan (as defined in Section 3.11), or any change in the manner in which contributions to any such Company Pension Plan are made or the basis on which such contributions are determined, other than changes made pursuant to any collective bargaining agreement to which the Company or any Company Subsidiary is a party. Since December 31, 2002, the Company has not adopted, amended, modified or agreed to amend or modify (or announced an intention to amend or modify) any Company Benefit Plan so as to accelerate the vesting of any Company Employee Stock Option.

          (b) As of the date of this Agreement there (i) is not any employment, deferred compensation, severance, change in control, termination, employee benefit, loan, indemnification, retention, stock repurchase, stock option, consulting or similar agreement, commitment or obligation between the Company or any Company Subsidiary, on the one hand, and any Participant, on the other hand, (ii) any agreement between the Company or any Company Subsidiary, on the one hand, and any Participant, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of transactions involving the Company or any Company Subsidiary of the nature contemplated by this Agreement or (iii) any trust or insurance Contract or other agreement to fund or otherwise secure payment of any compensation or benefit to be provided to any Participant (all such agreements under this clause (b), collectively, "Company Benefit Agreements").

          SECTION 3.11. ERISA COMPLIANCE; EXCESS PARACHUTE PAYMENTS. (a)
Section 3.11(a) of the Company Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other material Company Benefit Plans maintained, or contributed to, by the Company or any Company Subsidiary for the benefit of any Participant. Each Company Benefit Plan (other than Company Multiemployer Pension Plans (as defined in Section 3.11(c)), and, to the knowledge of the Company, each Company Multiemployer Pension Plan has been administered in material compliance with its terms and applicable Law, and the terms of any applicable collective bargaining agreements. The Company has delivered to Parent true, complete and correct copies of (i) each Company Benefit Plan required to be listed on Section 3.11(a) of the Company Disclosure Letter and each Company Benefit Agreement (or, in the case of any unwritten Company Benefit Plans or Company Benefit Agreements, written descriptions thereof),
(ii) the two most recent annual reports required to be filed, or such similar reports, statements, information returns or material correspondence filed with or delivered to any Governmental Entity, with respect to each Company Benefit Plan (including reports filed on Form 5500 with accompanying schedules and attachments), (iii) the most recent summary plan description prepared for each Company Benefit Plan, (iv) each trust agreement and group annuity contract and other documents relating to the funding or payment of benefits under any Company Benefit Plan, (v) the most recent determination or qualification letter issued by any Governmental Entity for each Company Benefit Plan intended to qualify for favorable tax treatment, as well as a true, correct and complete copy of each pending application for a determination letter, if applicable, and (vi) the two most recent actuarial valuations for each Company Benefit Plan. All Participant data necessary to administer each Company Benefit Plan, other than any Company Benefit Plan that is a Company Multiemployer Pension Plan, and Company Benefit Agreement is in the possession of the Company and is in a form that is sufficient for the proper administration of the Company Benefit Plans and Company Benefit Agreements in accordance with their terms and all applicable Laws and such data is complete and correct in all material respects.

          (b) All Company Pension Plans (other than Company Multiemployer Pension Plans (as defined in Section 3.11(c)), and, to the knowledge of the Company, each Company Multiemployer Pension Plan have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs or require security under
Section 307 of ERISA. No Company Pension Plans are required to have been approved by any non-U.S. Governmental Entity.

          (c) During the past six years neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any Company Benefit Plan that is subject to Title IV of ERISA, other than any Company Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Company Multiemployer Pension Plan"). There have been no non-exempt "prohibited transactions" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan that is subject to ERISA or any other breach of fiduciary responsibility that could reasonably be expected to subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, or, to the knowledge of the Company, any trusts created thereunder or any trustee or administrator thereof to the tax or penalty on prohibited transactions imposed by such
Section 4975 or to any material liability under Section 502(i) or 502(1) of ERISA or to any other material liability for breach of fiduciary duty under ERISA or any other applicable Law. No Company Pension Plan or related trust has been terminated. Neither the Company nor any Company Subsidiary has incurred any liability that remains unsatisfied with respect to a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Multiemployer Pension Plan.

          (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, whether or not subject to ERISA, (i) no such Company Benefit Plan is funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code), (ii) each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies, in all material respects, with the applicable requirements of Section 4980B(f) of the Code or any similar state statute,
(iii) no such Company Benefit Plan provides benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by
Section 4980B(f) of the Code or any similar state statute, (iv) each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and the Company Subsidiary on or at any time after the Effective Time and (v) Section 3.11(d)(v) of the Company Disclosure Letter indicates whether each welfare plan is self-insured or insured through third-party coverage.

          (e) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby (alone or in combination with any other event) by any Participant who is a "disqualified individual" (as such term is defined in final Treasury Regulation Section 1.280G-1) (each, a "Disqualified Individual") under any Company Benefit Plan, Company Benefit Agreement or other compensation arrangement currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code) and no such disqualified individual is entitled to receive any additional payment from the Company or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

          (f) The execution and delivery by the Company of this Agreement do not, and the consummation of the Transactions and compliance with the terms hereof will not (either alone or in combination with any other event) (i) entitle any Participant to any additional compensation, severance or other benefits, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (iii) result in any breach or violation of, or a default (with or without notice or lapse of time or both) under, any Company Benefit Plan or Company Benefit Agreement.

          (g) Since January 1, 2001, and through the date of this Agreement, neither the Company nor any Company Subsidiary has received notice of, and, to the knowledge of the Company, there are no (i) material pending termination proceedings or other suits, claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), actions or proceedings against or involving or asserting any rights or claims to benefits under any Company Benefit Plan or Company Benefit Agreement or (ii) pending investigations (other than routine inquiries) by any Governmental Entity with respect to any Company Benefit Plan or Company Benefit Agreement. All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans or Company Benefit Agreements that are required to have been made by the Company or any Company Subsidiary have been timely made, accrued or reserved for in all material respects.

          (h) Neither the Company nor any Company Subsidiary has any material liability or obligations, including under or on account of a Company Benefit Plan or Company Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any Company Subsidiary and treating such persons as consultants or independent contractors and not as employees of the Company or any Company Subsidiary.

          SECTION 3.12. LITIGATION. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or would reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.13. COMPLIANCE WITH APPLICABLE LAWS. (a) The Company and the Company Subsidiaries and their relevant personnel and operations are in compliance with all applicable Laws, including applicable Gaming Laws and Laws relating to occupational health and safety, except to the extent that the failure to be in compliance with any such Law has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law. The Company and the Company Subsidiaries have in effect all permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities (collectively, "Permits"), necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, except for such Permits the absence of which has not had or would not reasonably be expected to have a Company Material Adverse Effect. There has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancelation of, with or without notice or lapse of time or both, any such Permit, except for any such violation, default or event which has not had or would not reasonably be expected to have a Company Material Adverse Effect. There is no event which, to the knowledge of the Company, would reasonably be expected to result in the revocation, cancelation, non-renewal or adverse modification of any such Permit, except for any such event that has not had or would not reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the foregoing, this Section 3.13(a) does not relate to matters with respect to Taxes (which are the subject of Section 3.09), ERISA (which are the subject of Section 3.11), labor Laws (which are the subject of Section 3.16) or Environmental Laws (which are the subject of Section 3.18).

          (b) The term "Gaming Laws" means, with respect to any person, any Federal, state or local statute, law, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming activities and operations of such person and its subsidiaries, including the rules and regulations established by the Nevada State Gaming Control Board, the Nevada Gaming Commission and the Clark County Liquor and Gaming Licensing Board (collectively, the "Nevada Gaming Authorities").

          SECTION 3.14. ASSETS OTHER THAN REAL PROPERTY INTERESTS. The Company and the Company Subsidiaries have good and valid title to all of their respective properties and assets, in each case free and clear of all Liens, except (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested by the Company or a

Company Subsidiary and for which the Company or a Company Subsidiary has established adequate reserves, (ii) Liens for Taxes that are not due and payable or that may thereafter be paid without interest or penalty, (iii) Liens that secure debt obligations that are reflected as liabilities on the balance sheet of the Company and its consolidated subsidiaries as of December 31, 2003 contained in the Filed Company SEC Documents and the existence of which is referred to in the notes to such balance sheet, (iv) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and (v) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not materially impair, and would not reasonably be expected materially to impair, the continued use and operation of the assets to which they relate in the conduct of the business of the Company and the Company Subsidiaries as presently conducted. This Section 3.14 does not relate to real property or interests in real property, such items being the subject of
Section 3.15, or to Intellectual Property, such items being the subject of
Section 3.19.

          SECTION 3.15. REAL PROPERTY. Section 3.15 of the Company Disclosure Letter sets forth a complete list of all real property and interests in real property owned in fee by the Company or any Company Subsidiary (individually, an "Owned Property"). Section 3.15 of the Company Disclosure Letter sets forth a complete list of all real property and interests in real property leased by the Company or any Company Subsidiary (individually, a "Leased Property") and any prime or underlying leases relating thereto. The Company or a Company Subsidiary has good and marketable fee title to all Owned Property and good and valid interest in the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "Company Property"), in each case subject only to (i) Liens described in clause (i), (ii), (iii) or (v) of Section 3.14, (ii) leases, subleases and similar agreements set forth in Section 3.15 of the Company Disclosure Letter,
(iii) easements, covenants, rights-of-way and other similar restrictions of record (other than options or rights of first refusal or offer to purchase) or
(iv) any conditions that would be shown by a current, accurate survey or physical inspection of any Company Property made on the date of this Agreement. Any material reciprocal easement or operating agreements with respect to Company Property are set forth in Section 3.15 of the Company Disclosure Letter.

          SECTION 3.16. LABOR MATTERS. Section 3.16 of the Company Disclosure Letter contains a list of each collective bargaining agreement between the Company or any Company Subsidiary and any labor union. Since January 1, 2001, neither the Company nor any Company Subsidiary has experienced any labor strikes, union organization attempts, requests for representation, work slowdowns or stoppages or disputes due to labor disagreements, and to the knowledge of the Company and the Company Subsidiaries there is currently no such action threatened against or affecting the Company or any Company Subsidiary. The Company and the Company Subsidiaries are each in compliance with all applicable Laws with respect to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, human rights, pay equity and workers compensation, except to the extent that the failure to be in compliance with any such Law has not had and would not reasonably be expected to have a Company Material Adverse Effect, and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or, to the knowledge of the Company or any Company Subsidiary, threatened before the National Labor Relations Board or any comparable Federal, state, provincial or foreign agency or authority that would reasonably be expected to result in material liability to the Company. No grievance or arbitration proceeding arising out of a collective bargaining agreement is pending or, to the knowledge of the Company or any Company Subsidiary, threatened against the Company or any Company Subsidiary that would reasonably be expected to result in material liability to the Company.

          SECTION 3.17. CONTRACTS. (a) Neither the Company nor any Company Subsidiary is a party to or bound by any:

          (i) employment agreement or employment contract;

          (ii) covenant not to compete or other covenant restricting the business or operations of the Company or any Company Subsidiary;

          (iii) Contract with any officer or director of the Company (other than employment agreements covered by clause (i) above);

          (iv) Contract under which the Company or a Company Subsidiary has borrowed or agreed to borrow any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness of the Company or a Company Subsidiary in any such case which, individually, is in excess of $1,000,000;

          (v) Contract (including any so-called take-or-pay or keepwell agreements) under which (A) any person including the Company or a Company Subsidiary, has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or a Company Subsidiary in excess of $1,000,000 or (B) the Company or a Company Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person, including the Company or another Company Subsidiary, in excess of $1,000,000 (in each case other than endorsements for the purpose of collection in the ordinary course of business);

          (vi) Contract under which the Company or a Company Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person in excess of $1,000,000 (other than the Company or a Company Subsidiary and other than extensions of trade credit in the ordinary course of business);

          (vii) Contract granting a Lien upon any Company Property or any other asset of the Company or any Company Subsidiary securing indebtedness or other obligations, in each case in excess of $1,000,000;

          (viii) Contract providing for indemnification of any person in excess of $1,000,000 with respect to material liabilities relating to any current or former business of the Company, a Company Subsidiary or any predecessor person;

          (ix) a Contract not made in the ordinary course of business in which the amount involved exceeds $1,000,000;

          (x) (A) a Contract with a Governmental Entity in which the amount involved exceeds $1,000,000 and (B) a material license or permit by or from any Governmental Entity;

          (xi) currency exchange, interest rate exchange, commodity exchange or similar Contract;

          (xii) a Contract for any joint venture, partnership or similar arrangement;

          (xiii) a lease, sublease or similar agreement with respect to Company Property in which the amount involved exceeds $1,000,000;

          (xiv) a Contract under which the Company or a Company Subsidiary has agreed to purchase or lease any real property or any interest in real property for a purchase price in excess of $1,000,000 or an annual rental in excess of $1,000,000 or to construct any improvements on real property or a leasehold interest in real property for a contract sum in excess of $1,000,000; or

          (xv) a Contract other than as set forth above to which the Company or a Company Subsidiary is a party or by which it or any of its assets or businesses is bound or subject that is material to the business of the Company and the Company Subsidiaries or the use or operation of their assets and in which the amount involved exceeds $10,000,000.

          (b) All Contracts required to be listed in the Company Disclosure Letter (the "Company Contracts") are valid, binding and enforceable against the Company or the applicable Company Subsidiary in accordance with their respective terms and, to the knowledge of the Company, are in full force and effect in all material respects. The Company or the applicable Company Subsidiary has performed all material obligations required to be performed by it to date under the Company Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any Company Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. None of the Company and the

Company Subsidiaries has received any written notice of the intention of any party to terminate any Company Contract, and no party has, to the knowledge of the Company, any such intention. Complete and correct copies of all Company Contracts, together with all modifications and amendments thereto, have been previously delivered or made available to Parent.

          SECTION 3.18. ENVIRONMENTAL MATTERS. Except for such matters that individually or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect:

          (a) the Company and each of the Company Subsidiaries are, and have been, in compliance with all Environmental Laws (as defined below), and neither the Company nor any of the Company Subsidiaries has received any (i) communication that alleges that the Company or any of the Company Subsidiaries is in violation of, or has liability under, any Environmental Law or (ii) written request for information pursuant to any Environmental Law;

          (b) (i) the Company and each of the Company Subsidiaries have obtained and are in compliance with all Permits, licenses and governmental authorizations pursuant to Environmental Law (collectively "Environmental Permits") necessary for their operations as currently conducted, (ii) all such Environmental Permits are valid and in good standing and (iii) neither the Company nor any of the Company Subsidiaries has been advised by any Governmental Entity of any actual or potential change in the status or terms and conditions of any Environmental Permit;

          (c) there are no Environmental Claims (as defined below) pending or, to the knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries;

          (d) there have been no Releases (as defined below) of any Hazardous Material (as defined below) that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or against any Person whose liabilities for such Environmental Claims the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law;

          (e) there are no above-ground or underground storage tanks or known or suspected asbestos-containing materials on, under or about property owned, operated or leased by the Company or any Company Subsidiary, nor, to the knowledge of the Company, were there any underground storage tanks on, under or about any such property in the past; and

          (f) (i) neither the Company nor any of the Company Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that would reasonably be expected to form the basis of any Environmental

Claim against the Company or any of the Company Subsidiaries, and (ii) to the knowledge of the Company, no Environmental Claims are pending against any Person whose liabilities for such Environmental Claims the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law.

          (g) DEFINITIONS. As used in this Agreement:

          (1) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, judgments, investigations, proceedings or written or oral notices of noncompliance or violation by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (y) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (z) the failure to comply with any Environmental Law;

          (2) "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees, judgments, legally binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, natural resources or protection of endangered or threatened species, human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata);

          (3) "HAZARDOUS MATERIALS" means (y) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls; and (z) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law; and

          (4) "RELEASE" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

          SECTION 3.19. INTELLECTUAL PROPERTY. The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights"), other than such Intellectual Property Rights the absence of which have not had or would not reasonably be expected to have a Company Material Adverse Effect. No claims are pending or, to the knowledge of the Company, threatened that the Company or any Company Subsidiary is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, no person is infringing the rights of the Company or any Company Subsidiary with respect to any Intellectual Property Right.

          SECTION 3.20. BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Banc of America Securities LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of all agreements between the Company and Banc of America Securities LLC relating to the Merger and the other Transactions.

          SECTION 3.21. OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Banc of America Securities LLC, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock, other than those holders receiving Merger Consideration in accordance with Sections 2.01(c)(1) and 2.01(2), is fair to such holders from a financial point of view, a signed copy of which opinion has been (or will be promptly following the date of this Agreement) delivered to Parent.



                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Except as expressly set forth in that certain letter (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates and such other Sections or Subsections of this Agreement to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other Section or Subsection readily apparent), dated as of the date of this Agreement, from Parent and Sub to the Company (the "Parent Disclosure Letter") or in any Parent SEC Document (as defined in Section 4.06) filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents"), Parent and Sub, jointly and severally, represent and warrant to the Company that:

          SECTION 4.01. ORGANIZATION, STANDING AND POWER. Each of Parent and each Significant Subsidiary (as such term is defined in Regulation S-X) of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted. Parent and each Significant Subsidiary (each, a "Parent Subsidiary") is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary or the failure to so qualify individually or in the aggregate has had or would reasonably be expected to have a Parent Material Adverse Effect (as defined in Section 9.03). Parent has delivered to the Company true and complete copies of the articles of incorporation of Parent, as amended to the date of this Agreement (as so amended, the "Parent Charter"), and the by-laws of Parent, as amended to the date of this Agreement (as so amended, the "Parent By-laws").

          SECTION 4.02. SUB; PARENT SUBSIDIARIES. (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

          (c) All the outstanding shares of capital stock of each other Parent Subsidiary (other than Marine District Development Company, LLC, which is a joint venture of which Parent is a 50% owner) have been validly issued and are fully paid and non-assessable and are owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary.

          SECTION 4.03. CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. At the close of business on February 5, 2004, (i) 65,086,471 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held by Parent in its treasury and (iii) 7,617,524 shares of Parent Common Stock were subject to outstanding options to purchase Parent Common Stock granted under any stock option plan of Parent (a "Parent Employee Stock Option") and [187,122] additional shares of Parent Common Stock were reserved for issuance pursuant to stock option plans of Parent. Except as set forth above, at the close of business on February 5, 2004, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding, and since February 5, 2004, no shares of capital stock or other voting securities of Parent were issued by Parent, except for shares of Parent Common Stock issued upon the exercise of Parent Employee Stock Options outstanding as of February 5, 2004. There are no outstanding stock appreciation rights linked to the price of Parent Common Stock that were not granted in tandem with a related Parent Employee Stock Option. All outstanding shares of Parent Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NRS, the Parent Charter, the Parent By-laws or any Contract to which Parent is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote ("Voting Parent Debt"). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent or any Parent Subsidiary is a party or by which any of them is bound (i) obligating Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or any Parent Subsidiary or any Voting Parent Debt, (ii) obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or
(iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Parent Common Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary.

          SECTION 4.04. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. (a) Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other Transactions. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Merger and the other Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub. Parent, as sole stockholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b) The Board of Directors of Parent (the "Parent Board"), at a meeting duly called and held, duly [and unanimously] adopted resolutions (i) approving this Agreement, the Merger and the Share Issuance, (ii) directing that the Share Issuance be submitted to a vote at the Parent Stockholders Meeting and (iii) recommending that Parent's stockholders approve the Share Issuance.

          (c) The only vote of holders of any class or series of capital stock of Parent necessary to approve the Share Issuance is the approval by the holders of a majority of the stockholders of Parent present and voting, in accordance with the requirements of the NYSE (the "Parent Stockholder Approval"). The affirmative vote of the holders of capital stock of Parent, or any of them, is not necessary to consummate any Transaction other than the Share Issuance.

          SECTION 4.05. NO CONFLICTS; CONSENTS. (a) The execution and delivery by each of Parent and Sub of this Agreement do not, and the consummation by Parent and Sub of the Merger and the other Transactions and compliance by Parent and Sub with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the Parent Charter, the Parent By-laws or the charter or organizational documents of any Parent Subsidiary, (ii) any Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in
Section 4.04(b), any Judgment or Law applicable to Parent or any Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Form S-4 and the Joint Proxy Statement and (B) such reports under, or other applicable requirements of, the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, (iv) compliance with and such filings as may be required under applicable Environmental Laws, (v) compliance with and such filings as may be required under applicable Gaming Laws (including those promulgated by the Nevada Gaming Authorities), (vi) such filings as may be required in connection with the Taxes described in Section 6.09 and (vii) such other items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.06. PARENT SEC DOCUMENTS; UNDISCLOSED LIABILITIES. (a) Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent with the SEC since January 1, 2003 pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "Parent SEC Documents").

          (b) As of its respective date, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Filed Parent SEC

Document has been revised or superseded by a later filed Filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c) Neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

          (d) The effectiveness of any additional SEC disclosure requirement that, as of the date of this Agreement, have been formally proposed that are not yet in effect, is not expected by Parent to lead to any material change in Parent's disclosures as set forth in the Filed Parent SEC Documents.

          SECTION 4.07. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or Parent's stockholders or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made therein based on information supplied by the Company for inclusion therein or incorporation by reference therein. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

          SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the most recent audited financial statements included in the Filed Parent SEC Documents to the date of this Agreement, (i) Parent has conducted its business only in the ordinary course and (ii) there has not been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.09. LITIGATION. There is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, nor is there any Judgment outstanding against Parent or any Parent Subsidiary that has had or would reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.10. COMPLIANCE WITH APPLICABLE LAWS. Parent and the Parent Subsidiaries and their relevant personnel and operations are in compliance with all applicable Laws, including applicable Gaming Laws and Laws relating to occupational health and safety, except to the extent that the failure to be in compliance with any such Law has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that Parent or a Parent Subsidiary is not in compliance in any material respect with any applicable Law. Parent and the Parent Subsidiaries have in effect all Permits necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, except for such Permits the absence of which has not had and would not reasonably be expected to have a Parent Material Adverse Effect. There has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancelation of, with or without notice or lapse of time or both, any such Permit, except for any such violation, default or event which has not had or would not reasonably be expected to have a Parent Material Adverse Effect. There is no event which, to the knowledge of Parent, would reasonably be expected to result in the revocation, cancelation, non-renewal or adverse modification of any such Permit.

          SECTION 4.11. BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Deutsche Bank Group, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Sub.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          SECTION 5.01. CONDUCT OF BUSINESS. (a) Conduct of Business by the Company. Except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than the $3.50 per share dividend declared prior to the date of this Agreement or dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any (1) shares of capital stock of the Company or any Company Subsidiary, (2) any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (3) any options, warrants, rights, securities, units, commitments, Contracts, arrangements or undertakings of any kind that give any person the right to receive any economic benefits and rights accruing to holders of capital stock of the Company or any Company Subsidiary;

          (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities, (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units or (E) any options, warrants, rights, securities, units, commitments, Contracts, arrangements or undertakings of any kind that give any person the right to receive any economic benefits and rights accruing to holders of capital stock of the Company or any Company Subsidiary, other than the issuance of Company Common Stock upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms;

          (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

          (v) (A) grant to any Participant any loan or increase in compensation, benefits, perquisites or any bonus or award, or pay any bonus to any such person, except to the extent required under employment agreements in effect as of the date of this Agreement as set forth in
     Section 3.10(b) of the Company Disclosure Letter, (B) grant to any Participant any increase in severance, change in control or termination pay or benefits, except to the extent required under any agreement in effect as of the date of this Agreement, as set forth in Section 3.10(b) of the Company Disclosure Letter, (C) enter into any employment, change in control, loan, retention, consulting, indemnification, severance, termination or similar agreement with any Participant, (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or Company Benefit Agreement, (E) establish, adopt, enter into, terminate or amend any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement or (F) take any action to accelerate any rights or benefits, including vesting and payment, or make any material determinations, under any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement;

          (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

          (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets that have a fair value, individually, in excess of $250,000 or, in the aggregate, in excess of $2,500,000;

          (viii) other than with respect to any credit facility or line of credit existing prior to the date of this Agreement, copies of which have been previously delivered or made available to Parent, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short- term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned Company Subsidiary;

          (ix) make or agree to make any new capital expenditure or expenditures that, in the aggregate, would exceed the amount budgeted in the Company's 2004 budget previously delivered to Parent;

          (x) make any material Tax election or settle or compromise any material Tax liability or refund;

          (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in respect of any credit facility or line of credit existing prior to the date of this Agreement, copies of which have been previously delivered or made available to Parent, or the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any indebtedness in excess of $50,000 owed to the Company or waive any claims or rights of substantial value owed to the Company or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

          (xii) enter into any Contract not set forth above having a duration of more than one year and total payment obligations of the Company in excess of $1,000,000 (other than (A) the renewal, on substantially similar terms, of any Contract existing on the date of this Agreement and
     (B) Contracts entered into in respect of capital expenditures permitted by Section 5.01(a)(ix)); or

          (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) OTHER ACTIONS. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VII not being satisfied.

          (c) ADVICE OF CHANGES. The Company and Parent shall promptly advise the other orally and in writing of any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on such party.

          SECTION 5.02. NO SOLICITATION. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to receipt of the Company Stockholder Approval, the Company may, in response to an unsolicited bona fide Company Takeover Proposal which did not result from a breach of this Section 5.02(a) and which the Company Board determines, in good faith, after consultation with outside counsel and financial advisors, may reasonably be expected to lead to a Superior Company Proposal (as defined in Section 5.02(e)), and subject to compliance with Section 5.02(c), (x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement (as defined in Section 6.02) and (y) participate in discussions or negotiations with such person and its Representatives regarding any Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company.

          (b) Neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or propose to withdraw or modify in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal. Notwithstanding the foregoing, if, prior to receipt of the Company Stockholder Approval, (v) the Company Board has received a Superior Company Proposal, (w) as a result thereof the Company Board shall have determined in good faith, after consultation with outside counsel, that it is required for the purpose of fulfilling its fiduciary duties under applicable Law, (x) the Company has notified Parent in writing of the determination described in clause (w) above, (y) at least three business days following receipt by Parent of the notice received in clause (x) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (x) above, the Company Board determines that such Superior Company Proposal remains a Superior Company Proposal in accordance with clause (w) above, and (z) the Company is in compliance with this Section 5.02, the Company Board may withdraw or modify its approval or recommendation of the Merger and this Agreement.

          (c) The Company promptly shall advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that would reasonably be expected to lead to any Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall (i) keep Parent informed of the status (including any change to the terms thereof) of any such Company Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of the Company Takeover Proposal (including any amendments or supplements thereto) and all such other material information provided in writing to the Company by the party making such Company Takeover Proposal.

          (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with the fulfillment of its fiduciary duties or any other obligations under applicable Law.

          (e) For purposes of this Agreement:

          "COMPANY TAKEOVER PROPOSAL" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) any proposal for the issuance by the Company of over 30% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 30% of the equity securities or consolidated total assets of the Company, in each case other than the Merger.

          "SUPERIOR COMPANY PROPOSAL" means any proposal made by a third party to acquire substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all or substantially all its assets or otherwise, on terms which the Company Board determines in good faith, after consultation with the Company's outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of the Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Merger) and the Transactions; provided that the Company Board shall not so determine that any such proposal is a Superior Company Proposal prior to the time that is 36 hours after the time at which the Company has complied in all material respects with Section 5.02(c) with respect to such proposal.



                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

          SECTION 6.01. PREPARATION OF THE FORM S-4 AND THE JOINT PROXY STATEMENT; STOCKHOLDERS MEETINGS. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC a joint proxy statement (the "Joint Proxy Statement") in preliminary form and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus, and each of the Company and Parent shall use its reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each of the Company and Parent shall use its reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and under the Company Stock Plans and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Stock Plans as may be reasonably requested in connection with any such action. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Joint Proxy Statement, the Form S-4 or the Merger.

          (b) If, at any time prior to the receipt of the Company Stockholder Approval or the Parent Stockholder Approval, any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the

Joint Proxy Statement or the Form S-4, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement and the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company's stockholders.

          (c) If, at any time prior to the receipt of the Company Stockholder Approval or the Parent Stockholder Approval, any event occurs with respect to Parent or any Parent Subsidiary, or change occurs with respect to other information supplied by Parent for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement and the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company's stockholders.

          (d) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval. The Company shall use its reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the date of this Agreement. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by the last sentence of Section 5.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal; it being understood and agreed among Parent, Sub and the Company that in the event that, prior to the date of the Company Stockholders Meeting, the Company withdraws or modifies its approval or recommendation of the Merger and this Agreement in accordance with the last sentence of Section 5.02(b), then for purposes of the first sentence of this Section 6.01(d), the term "Company Stockholder Approval" shall mean both (i) the approval of this Agreement by a majority of the voting power of the holders of the outstanding Company Common Stock and (ii) the approval of this Agreement by a majority of the voting power of the holders of the outstanding Company Common Stock present and duly voted (in person or by proxy) at the Company Stockholders Meeting, exclusive of those votes taken in respect of the shares of Company Common Stock held by Michael J. Gaughan, Jerry Herbst and Franklin Toti.

          (e) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the

"Parent Stockholders Meeting") for the purpose of seeking the Parent Stockholder Approval. Parent shall use its reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders as promptly as practicable after the date of this Agreement. Parent shall, through the Parent Board, recommend to its stockholders that they give the Parent Stockholder Approval.

          (f) The Company shall use all reasonable efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (g) Parent shall use all reasonable efforts to cause to be delivered to the Company a letter of Deloitte & Touche LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          SECTION 6.02. ACCESS TO INFORMATION; CONFIDENTIALITY. Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. All information exchanged pursuant to this
Section 6.02 shall be subject to the confidentiality agreement dated February 2, 2004 between the Company and Parent (the "Confidentiality Agreement").

          SECTION 6.03. REASONABLE EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) in the case of Parent, the obtaining of all necessary approvals under any applicable Gaming Laws required in connection with this Agreement, the Merger and the other Transactions, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions to be performed or consummated by such party in accordance with the terms of this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall (x) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (y) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement, take all reasonable action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions.

          (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c) Nothing in Section 6.03(a) shall require Parent to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of the Company's assets or limits on the Company's freedom of action with respect to any of its businesses, or to commit or agree to any of the foregoing, and nothing in Section 6.03(a) shall authorize the Company to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Merger relating solely to the HSR Act or other antitrust, competition or premerger notification, trade regulation law, regulation or order ("Antitrust Laws") or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating solely to Antitrust Laws.

          SECTION 6.04. COMPANY STOCK OPTIONS. Except as otherwise agreed in writing between Parent and any holder of Company Employee Stock Options, Parent shall not assume any Company Employee Stock Options that are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Company ISOs") in connection with the transactions contemplated by this Agreement. Accordingly, as soon as reasonably practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plan) shall adopt such resolutions or take such other actions as may be required to:

          (i) provide that each outstanding Company Employee Stock Option that is not a Company ISO (a "Company NQSO") that is outstanding immediately prior to the Effective Time shall be canceled immediately prior to the Effective Time, whether vested or unvested, with the holder thereof becoming entitled to receive an amount of cash equal to the excess, if any, of $550 in cash over the exercise price of such Company NQSO, multiplied by the number of shares of Company Common Stock subject to such Company NQSO, subject to any applicable withholding of taxes; and

          (ii) adjust the terms of all outstanding Company ISOs to provide that, at the Effective Time, each Company ISO outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company ISO, the same number of shares of Parent Common Stock as the holder of such Company ISO would have been entitled to receive pursuant to the Merger had such holder exercised such Company ISO in full immediately prior to the Effective Time, assuming such holder was entitled to receive only shares of Company Common Stock as Merger Consideration, at a price per share equal to (A) the aggregate exercise price for the shares of Parent Common Stock otherwise purchasable pursuant to such Company ISO divided by (B) the number of shares of Parent Common Stock deemed purchasable pursuant to such Company ISO in accordance with the foregoing (each, as so adjusted, an "Adjusted Option"); provided, however, that the foregoing shall be adjusted to the minimum extent necessary to comply with Section 424(a) of the Code;

          (iii) make such other changes to the Company Stock Plans as the Company and Parent shall mutually agree.

          (b) At the Effective Time, and subject to compliance by the Company with Section 6.04(a), Parent shall assume all the obligations of the Company under the Company Stock Plans, each outstanding Adjusted Option and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Adjusted Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plan and indicating that the agreements evidencing the grants of such Adjusted Options shall continue in effect on the same terms and conditions

(subject to the adjustments required by this Section 6.04 after giving effect to the Merger). Parent shall comply with the terms of the Company Stock Plan and ensure, to the extent required by, and subject to the provisions of, the Company Stock Plan, that the Adjusted Options continue to qualify as "incentive stock options" after the Effective Time.

          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Adjusted Options assumed in accordance with this Section
6.04. As soon as reasonably practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such Adjusted Options and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Adjusted Options remain outstanding.

          (d) In this Agreement:

          "COMPANY EMPLOYEE STOCK OPTION" means any option to purchase Company Common Stock granted under the Company Stock Plan or otherwise.

          "COMPANY STOCK PLAN" means the Company 1996 Stock Incentive Plan.

          SECTION 6.05. BENEFIT PLANS. (a) Parent shall cause the Surviving Corporation to maintain for a period of one year after the Effective Time the Company Benefit Plans as in effect on the date of this Agreement as set forth on the Company Disclosure Letter (other than the Company Stock Plan and any other Company Benefit Plan that provides benefits based on the value of Company Common Stock) or to provide benefits (excluding benefits attributable to equity-based plans or grants) to each current employee of the Company and the Company Subsidiaries that are at least as favorable in the aggregate to such employees as those in effect on the date of this Agreement.

          (b) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to honor in accordance with their respective terms (as in effect on the date of this Agreement), all the Company's employment, severance and termination agreements, plans and policies disclosed in the Company Disclosure Letter.

          (c) With respect to any employee benefit plan, program or arrangement maintained by Parent or any Parent Subsidiary (including any severance plan), for all purposes of determining eligibility to participate and vesting but not for purposes of benefit accrual, service with the Company or any Company Subsidiary shall be treated as service with Parent or any Parent Subsidiary; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

          (d) Parent shall waive, or cause to be waived, any pre-existing condition limitation under any welfare benefit plan maintained by Parent or any of its affiliates (other than the Company) in which employees of the Company and the Company Subsidiaries (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company welfare benefit plan immediately prior to the Effective Time. Parent shall recognize, or cause to be recognized, the dollar amount of all expenses incurred by each Company employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

          SECTION 6.06. INDEMNIFICATION. (a) Parent shall, to the fullest extent permitted by Law, cause the Surviving Corporation to honor all the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

          (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 175% of the annual premiums paid as of the date hereof by the Company for such insurance (such 175% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $270,156.25.

          SECTION 6.07. FEES AND EXPENSES. (a) Except as provided below, all fees and expenses incurred in connection with the Merger shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with filing, printing and mailing the Joint Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

          (b) If (i) after the date of this Agreement, any person makes a Company Takeover Proposal or amends a Company Takeover Proposal made prior to the date of this Agreement, (ii) this Agreement is terminated by either the Company or Parent pursuant to Section 8.01(b)(i) or 8.01(b)(iii) or by Parent pursuant to Section 8.01(c) and (iii) within 30 months after the date of this Agreement the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal, then the Company shall pay to Parent by wire transfer of same-day funds a fee of $30,000,000 (the "Break-up Fee"), which fee shall be payable and shall be paid on the date of consummation of such transactions. Solely for the purposes of Section 6.07(b)(iii), the term "Company Takeover Proposal" shall have the meaning assigned to such term in Section 5.02(e), except that all references to "30%" shall be changed to "40%". The Company acknowledges that the agreements contained in this Section 6.07(b) are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the Break-up Fee, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amount of the Break-up Fee, the Company shall pay to Parent interest on the amount of the Break-up Fee from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate of Bank of America, National Association in effect on the date such payment was required to be made, together with reasonable legal fees and expenses incurred in connection with such suit.

          SECTION 6.08. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          SECTION 6.09. TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by either Sub or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

          SECTION 6.10. AFFILIATES. Promptly following the date of execution of this Agreement, the Company shall deliver to Parent a letter identifying all persons who are expected by the Company to be, at the date of the Company Stockholders Meeting,

"affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause each such person to deliver to Parent on or prior to the date of mailing of the Joint Proxy Statement a written agreement substantially in the form attached as Exhibit A.

          SECTION 6.11. STOCK EXCHANGE LISTING. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          SECTION 6.12. TAX TREATMENT. The parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each party and its affiliates shall use all reasonable efforts to cause the Merger to so qualify and to obtain the opinions of Gibson, Dunn & Crutcher LLP and Cravath, Swaine & Moore LLP to the effect that the Merger will be treated for U.S. Federal income tax purposes as a "reorganization" within the meaning of
Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. For purposes of the tax opinions described in Sections 7.02(e) and 7.03(d) of this Agreement, each of Parent and the Company will provide customary representation letters, substantially in the form attached hereto as Exhibits B and C each dated on or about the date that is two business days prior to the date the Joint Proxy Statement is mailed to the stockholders of Parent and the Company and reissued as of the Closing Date. Each of Parent, Sub and the Company and each of their respective affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would reasonably be likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          SECTION 6.13. STOCKHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the Merger or any other Transaction; provided, however, that no such settlement shall be agreed to without Parent's consent.

          SECTION 6.14. PARENT BOARD. Parent shall take all actions reasonably necessary to provide that the Parent Board be expanded, on or prior to the Closing Date, to include, as directors, each of Michael J. Gaughan and two designees of Michael J. Gaughan satisfactory to Parent.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

          SECTION 7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVALS. The Company shall have obtained the Company Stockholder Approval and Parent shall have obtained the Parent Stockholder Approval.

          (b) NYSE LISTING. The shares of Parent Company Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c) CONSENTS, APPROVALS AND AUTHORIZATIONS. All consents, approvals, orders or authorizations from, and all declarations, filings and registrations with, any Governmental Entity, including all necessary approvals under any applicable Gaming Laws, required to consummate the Merger and the other Transactions shall have been obtained or made without the imposition of any material conditions, and the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated.

          (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.03, each of the parties shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (e) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities or "blue sky" authorizations necessary to issue Parent Common Stock pursuant to the Merger.

          (f) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any other Transaction, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

          SECTION 7.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (c) ABSENCE OF COMPANY MATERIAL ADVERSE EFFECT. Except as disclosed in the Company Disclosure Letter, since the date of this Agreement there shall not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (d) LETTERS FROM COMPANY AFFILIATES. Parent shall have received from each person named in the letter referred to in Section 6.10 an executed copy of an agreement substantially in the form of Exhibit A.

          (e) TAX OPINION. Parent shall have received a written opinion, dated as of the Closing Date, from Cravath, Swaine & Moore LLP, counsel to Parent, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon customary representations provided by the parties hereto substantially in the form attached hereto as Exhibit B.

          SECTION 7.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (c) ABSENCE OF PARENT MATERIAL ADVERSE EFFECT. Except as disclosed in the Parent Disclosure Letter, since the date of this Agreement there shall not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

          (d) TAX OPINION. The Company shall have received a written opinion, dated as of the Closing Date, from Gibson, Dunn & Crutcher LLP, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon customary representations provided by the parties hereto substantially in the form attached hereto as Exhibit C.

          SECTION 7.04. FRUSTRATION OF CLOSING CONDITIONS. None of the Company, Parent or Sub may rely on the failure of any condition set forth in
Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use all reasonable efforts to consummate the Merger and the other Transactions to be performed or consummated by such party in accordance with the terms of this Agreement as required by and subject to Section 6.03.



                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

               (i) if the Merger is not consummated on or before January 31, 2005 (the "Outside Date"), unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that if, as of the Outside Date, any hearing with respect to any necessary approval under applicable Gaming Laws shall have been scheduled for a later date or is pending, then the "Outside Date" shall mean April 30, 2005;

               (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

               (iii) if, upon a vote at a duly held meeting to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; it being understood and agreed among Parent, Sub and the Company that in the event that, prior to the date of the Company Stockholders Meeting, the Company withdraws or modifies its approval or recommendation of the Merger and this Agreement in accordance with the last sentence of Section 5.02(b), then the term "Company Stockholder Approval" shall mean both (i) the approval of this Agreement by a majority of the voting power of the holders of the outstanding Company Common Stock and (ii) the approval of this Agreement by a majority of the voting power of the holders of the outstanding Company Common Stock present and duly voted (in person or by proxy) at the Company

          Stockholders Meeting, exclusive of those votes taken in respect of the shares of Company Common Stock held by Michael J. Gaughan, Jerry Herbst and Franklin Toti; or

               (iv) if, upon a vote at a duly held meeting to obtain the Parent Stockholder Approval, the Parent Stockholder Approval is not obtained;

          (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach;

          (d) by Parent, if the Company Board or any committee thereof withdraws or modifies, in a manner adverse to Parent or Sub, or publicly proposes to withdraw or modify, in a manner adverse to Parent or Sub, its adoption, approval or recommendation of this Agreement or the Merger, or fails to recommend to the Company's stockholders that they give the Company Stockholder Approval;

          (e) by Parent, if the aggregate number of shares of Parent Common Stock required to be issued by Parent in accordance with Section 2.01(c)(3) (as determined in accordance with Section 2.01(e) without regard to the second provision contained in Section 2.01(e)) in order to enable the opinions referred to in Sections 7.02(e) and 7.03(d) to be delivered would exceed the Stock Cap; or

          (f) by the Company, if Parent breaches or fails to perform in any material respect of any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach.

          SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than
Section 3.20, Section 4.11, the last sentence of Section 6.02, Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.

          SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that (i) after receipt of the Company

Stockholder Approval or the Parent Stockholder Approval, there shall be made no amendment that by law (or, in the case of the Parent Stockholder Approval, by the regulations established by the NYSE) requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders, (ii) no amendment shall be made to this Agreement after the Effective Time and (iii) except as provided above no amendment of this Agreement by the Company shall require the approval of the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 8.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso in Section 8.03, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Subject to the proviso in Section 8.03, no extension or waiver by the Company shall require the approval of the stockholders of the Company. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 8.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of the Company.



                                  ARTICLE IX

                              GENERAL PROVISIONS

          SECTION 9.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) upon personal delivery, (ii) one business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested or (iii) upon receipt of electronic or other confirmation of transmission if sent via facsimile, in each case at the addresses or fax numbers (or at such other address or fax number for a party as shall be specified by like notice) set forth below:

          (a) if to Parent or Sub, to

               Boyd Gaming Corporation
               2950 Industrial Road
               Las Vegas, NV 89109

               Attention: General Counsel
               Fax No.: (702) 792-7335

               with a copy to:

               Cravath, Swaine & Moore LLP
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019

               Attention:Mark I. Greene, Esq.
               Fax No.: (212) 474-3700

          (b) if to the Company, to

               Coast Casinos, Inc.
               4500 West Tropicana Avenue
               Las Vegas, NV 89103

               Attention: President
               Fax No.: (702) 365-7566

               with a copy to:

               Gibson, Dunn & Crutcher, LLP
               333 South Grand Avenue
               Los Angeles, CA 90071

               Attention: Karen E. Bertero, Esq.
               Fax No.: (213) 229-7520

          SECTION 9.03. DEFINITIONS. For purposes of this Agreement:

          An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          "KNOWLEDGE OF THE COMPANY" means, with respect to any matter in question, the actual knowledge of the Company's executive officers and general counsel.

          "KNOWLEDGE OF PARENT" means, with respect to any matter in question, the actual knowledge of Parent's executive officers.

          "MATERIAL ADVERSE EFFECT" on a person means a material adverse effect on (i) the business, assets, financial condition or results of operations of such person and its subsidiaries, taken as a whole, (ii) the ability of such person to perform its obligations under this Agreement or
(iii) the ability of such person to consummate the Merger and the other Transactions to be performed or consummated by such person, other than any state of facts, event, change, effect, development, condition or occurrence relating (A) to the economy in general, (B) to such person's industry in general and not specifically relating to such person or such person's subsidiaries and (C) primarily to the entering into by Company of this Agreement with Parent as opposed to any other third party.

          A "PERSON means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          A "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 9.04. INTERPRETATION; DISCLOSURE LETTERS. When a reference is made in this Agreement to a Section or Subsection, such reference shall be to a Section or Subsection of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.06. COUNTERPARTS; FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

          SECTION 9.07. ENTIRE AGREEMENT; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Merger and (b) except for Section 6.06, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Notwithstanding clause
(b) of the immediately preceding sentence, following the Effective Time the provisions of Article II shall be enforceable by holders of Certificates.

          SECTION 9.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 9.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Nevada state court or any Federal court located in the County of Clark in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Nevada state court or any Federal court located in the County of Clark in the State of Nevada in the event any dispute arises out of this Agreement or the Merger, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than any Nevada state court or any Federal court sitting in the County of Clark in the State of Nevada and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or the Merger.

        [The remainder of this page has been left blank intentionally.
                           Signature page follows.]

          IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                        BOYD GAMING CORPORATION,

                                         by
                                           ------------------------
                                           Name:
                                           Title:


                                        BGC, INC.,

                                         by
                                           ------------------------
                                           Name:
                                           Title:


                                        COAST CASINOS, INC.,

                                         by
                                           ------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A

                           FORM OF AFFILIATE LETTER


Ladies and Gentlemen:

          The undersigned refers to the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 6, 2004, among Boyd Gaming Corporation, a Nevada corporation, BGC, Inc., a Nevada corporation and a wholly owned subsidiary of Boyd Gaming Corporation, and Coast Casinos, Inc., a Nevada corporation. Capitalized terms used but not defined in this letter have the meanings give such terms in the Merger Agreement.

          The undersigned, a holder of shares of Company Common Stock, is entitled to receive in connection with the Merger shares of Parent Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

          If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such sale, assignment, or transfer is registered under the Securities Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for purposes of resale of Parent Common Stock by the undersigned.

          The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 144 or (iii) in a transaction that, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no- action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

          In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Parent Common Stock received by the undersigned in the Merger, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent Common Stock sold as indicated in the letter.

          The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Parent Common Stock received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

          This Agreement shall only become effective as of the Effective Time of the Merger.

                                        Very truly yours,





Dated:

                                                                    ANNEX I TO
                                                                     EXHIBIT A


[NAME]

          On [ ], the undersigned sold the securities of Boyd Gaming Corporation ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of BGC, Inc., a Nevada corporation and a wholly owned subsidiary of Parent, with Coast Casinos, Inc., a Nevada corporation.

          Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          The undersigned represents that the Securities were sold in "brokers transactions", within the meaning of Section 4(4) of the Securities Act or in transactions with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                        Very truly yours,



           [Space to be provided for description of the Securities]